News Release

BNY MELLON REPORTS FOURTH QUARTER 2018 EARNINGS OF
$832 MILLION OR $0.84 PER COMMON SHARE

Revenue up 7%; down 1% excluding notable items (a)	EPS down 22%; up 9% excluding notable items (a)	ROE 9% ROTCE 18% (a)	CET1 10.6% SLR 6.0%

NEW YORK, January 16, 2019 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Net income applicable to common shareholders (in millions)	$832	$1,075	$1,126	(23)%	(26)%
Diluted earnings per common share	$0.84	$1.06	$1.08	(21)%	(22)%

Notable Items
4Q18 results include $(155) million, or $(0.16) per share, for severance, real estate and litigation, offset by adjustments to estimates for U.S. tax legislation and other changes.
4Q17 results include $181 million, or $0.17 per share, for a net benefit of U.S. tax legislation, offset by severance, litigation and other charges.

Fourth Quarter Results
Total revenue of $4.0 billion, increased 7%; decreased 1% excluding notable items (a)

•	Fee revenue increased 9%; decreased 1% excluding notable items (a)

•	Net interest revenue increased 4%

Total noninterest expense of $3.0 billion, decreased 1%

•	Continued investments in technology more than offset by lower other expenses

Investment Services

•	Total revenue increased 3%

•	Income before taxes increased 7%

•	Notable items increased income before taxes ~ 9%

•	AUC/A of $33.1 trillion, decreased 1%

Investment Management

•	Total revenue decreased 8%

•	Income before taxes decreased 11%

•	AUM of $1.7 trillion, decreased 9%

Repurchased 28.9 million common shares for $1.37 billion, including $830 million of incremental buybacks, and paid dividends of $278 million to common shareholders

CEO Commentary
“While our reported earnings per share declined 22 percent, our results in this quarter and the fourth quarter of 2017 included a series of notable items that make comparisons difficult. Excluding these items, earnings per share grew by 9 percent,” Charlie Scharf, chairman and chief executive officer, said.

“The underlying performance of our businesses was mixed as our revenue declined, but we continued to maintain strong expense discipline. In addition, we benefited from a lower tax rate and our ongoing ability to return capital to shareholders through buybacks,” Mr. Scharf added.

“Revenue growth in several of our Investment Services businesses was more than offset by lower revenue in our Investment Management business. Our expenses were essentially flat despite a sustained significant increase in technology and infrastructure investments as we remain focused on driving efficiency and maintaining our cost discipline,” Mr. Scharf continued.

“We are continuing to return a significant amount of the capital we generate to shareholders. During 2018, we returned $4.3 billion, which includes the incremental $830 million that we announced in December. This represents a payout of just over 100 percent of earnings in 2018,” Mr. Scharf also noted.

“As we look forward, we are cautious regarding how the economic and market environment will impact our business in 2019. We will remain keenly focused on managing our expense base. Our ongoing drive toward efficiency will allow us to continue to increase our investment in technology and infrastructure without meaningfully impacting the total cost base,” Mr. Scharf concluded.

Investor Relations: Scott Freidenrich (212) 815-4008	Media Relations: Jennifer Hendricks Sullivan (212) 635-1374
(a) For information on this Non-GAAP measure, see “Consolidated Financial Highlights” beginning on page 2 and “Supplemental information - Explanation of GAAP and Non-GAAP financial measures” beginning on page 12.

Note: Above comparisons are 4Q18 vs. 4Q17.

BNY Mellon 4Q18 Earnings Release

CONSOLIDATED FINANCIAL HIGHLIGHTS

	4Q18				4Q17			4Q18 vs. 4Q17
(in millions, except per share amounts)	Results - GAAP	Notable items (a)	Results - Non-GAAP		Results - GAAP	Notable items (b)	Results - Non-GAAP	GAAP		Non-GAAP
Fee revenue	$3,146	$—	$3,146		$2,886	$(279)	$3,165	9%		(1)%
Net securities (losses) gains	—	—	—		(26)	(37)	11	N/M		N/M
Total fee and other revenue	3,146	—	3,146		2,860	(316)	3,176	10		(1)
(Loss) income from consolidated investment management funds	(24)	—	(24)		17	—	17	N/M		N/M
Net interest revenue	885	—	885		851	(4)	855	4		4
Total revenue	4,007	—	4,007		3,728	(320)	4,048	7		(1)
Provision for credit losses	—	—	—		(6)	—	(6)	N/M		N/M
Noninterest expense	2,987	269	2,718		3,006	282	2,724	(1)		—
Income (loss) before income taxes	1,020	(269)	1,289		728	(602)	1,330	40		(3)
Provision (benefit) for income taxes	150	(114)	264		(453)	(783)	330	N/M		(20)
Net income (loss)	$870	$(155)	$1,025		$1,181	$181	$1,000	(26)%		3%
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$832	$(155)	$987		$1,126	$181	$945	(26)%		4%
Operating leverage (c)								811	bps	(79	) bps
Diluted earnings per common share	$0.84	$(0.16)	$0.99	(d)	$1.08	$0.17	$0.91	(22)%		9%
Average common shares and equivalents outstanding - diluted	988,650				1,030,404
Pre-tax operating margin	25%		32%		20%		33%

(a)	Includes adjustments to provisional estimates for U.S. tax legislation and other changes, severance, expenses associated with consolidating real estate and litigation expense.

(b)	Includes the estimated net benefit of U.S. tax legislation, severance, litigation expense, an asset impairment and investment securities losses related to the sale of certain securities.

(c)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(d)	Does not foot due to rounding.
N/M – Not meaningful.

KEY DRIVERS (comparisons are 4Q18 vs. 4Q17, unless otherwise stated)

•	Total revenue increased 7%, or decreased 1% excluding the notable items (a), reflecting:

•
Fee revenue increased 9% primarily reflecting the notable items recorded in 4Q17. Excluding the notable items, fee revenue decreased 1% (a) primarily reflecting lower investment management fees and investment and other income, partially offset by higher corporate actions in Issuer Services and growth in clearance and collateral management.

•	Net interest revenue increased 4% primarily driven by higher rates and a lease-related adjustment recorded in 4Q17, partially offset by lower noninterest-bearing deposits.

•
Noninterest expense decreased 1% primarily reflecting investments in technology, which were more than offset by lower other expenses. The impact of the notable items in both periods was substantially the same.

•	Effective tax rate of 14.7%. The impact of notable items decreased the effective rate by approximately 6%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $33.1 trillion, decreased 1%, primarily reflecting lower market values and the unfavorable impact of a stronger U.S. dollar, partially offset by net new business.

•
AUM of $1.7 trillion decreased 9%, primarily reflecting the unfavorable impact of a stronger U.S. dollar (principally versus the British pound), lower market values, net outflows, the divestiture of CenterSquare Investment Management (“CenterSquare”) and other changes.

Capital and liquidity

•	Repurchased 28.9 million common shares for $1.37 billion and paid $278 million in dividends to common shareholders.

•	Return on common equity (“ROE”) of 9%; Return on tangible common equity (“ROTCE”) of 18% (a).

•	Common Equity Tier 1 (“CET1”) ratio – 10.6%.

•	Supplementary leverage ratio (“SLR”) – 6.0%.

•	Average liquidity coverage ratio (“LCR”) – 118%.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

Page - 2

BNY Mellon 4Q18 Earnings Release

FULL-YEAR CONSOLIDATED FINANCIAL HIGHLIGHTS

	2018			2017			2018 vs. 2017
(in millions, except per share amounts)	Results - GAAP	Notable items (a)	Results - Non-GAAP	Results - GAAP	Notable items (b)	Results - Non-GAAP	GAAP		Non-GAAP
Fee revenue	$12,842	$(13)	$12,855	$12,162	$(279)	$12,441	6%		3%
Net securities (losses) gains	(48)	—	(48)	3	(37)	40	N/M		N/M
Total fee and other revenue	12,794	(13)	12,807	12,165	(316)	12,481	5		3
(Loss) income from consolidated investment management funds	(13)	—	(13)	70	—	70	N/M		N/M
Net interest revenue	3,611	—	3,611	3,308	(4)	3,312	9		9
Total revenue	16,392	(13)	16,405	15,543	(320)	15,863	5		3
Provision for credit losses	(11)	—	(11)	(24)	—	(24)	N/M		N/M
Noninterest expense	11,211	343	10,868	10,957	309	10,648	2		2
Income before income taxes	5,192	(356)	5,548	4,610	(629)	5,239	13		6
Provision (benefit) for income taxes	938	(188)	1,126	496	(789)	1,285	N/M		(12)
Net income (loss)	$4,254	$(168)	$4,422	$4,114	$160	$3,954	3%		12%
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$4,097	$(168)	$4,265	$3,915	$160	$3,755	5%		14%
Operating leverage (c)							314	bps	135	bps
Diluted earnings per common share	$4.04	$(0.17)	$4.21	$3.72	$0.15	$3.57	9%		18%
Average common shares and equivalents outstanding - diluted	1,007,141			1,040,290
Pre-tax operating margin	32%		34%	30%		33%

(a)
Includes adjustments to provisional estimates for U.S. tax legislation and other changes, severance, expenses associated with consolidating real estate and litigation expense, each recorded in 4Q18. Also includes expenses associated with consolidating real estate recorded in 2Q18 and adjustments to provisional estimates for U.S. tax legislation and other changes and litigation expense, both recorded in 3Q18.

(b)
Includes the estimated net benefit of U.S. tax legislation, severance, an asset impairment and investment securities losses related to the sale of certain securities, each recorded in 4Q17, and litigation expense recorded in 2017.

(c)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
N/M – Not meaningful.

KEY DRIVERS (comparisons are 2018 vs. 2017)

•	Total revenue of $16.4 billion, increased 5%.

•
Fee revenue increased 6%, primarily reflecting the notable items recorded in 4Q17. Excluding the notable items, fee revenue increased 3% (a), primarily reflecting growth in collateral management and higher Depositary Receipts revenue and investment management and performance fees.

•	Net interest revenue increased 9% driven by higher rates.

•
Noninterest expense increased 2%, primarily driven by investments in technology, expenses associated with consolidating real estate and the unfavorable impact of a weaker U.S. dollar, partially offset by lower bank assessment charges.

•	Effective tax rate of 18.1%. The impact of notable items decreased the effective rate by approximately 2%.

Repurchased 63.7 million common shares for $3.3 billion and paid $1.1 billion in dividends to common shareholders.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

IMPACT OF NOTABLE ITEMS ON BUSINESS SEGMENTS

Notable items by business segment (dollars in millions)	4Q18				4Q17
	Investment Management	Investment Services	Other	Total	Investment Management	Investment Services		Other		Total
Fee and other revenue	$—	$—	$—	$—	$—	$—		$(316)		$(316)
Net interest revenue	—	—	—	—	—	—		(4)		(4)
Total revenue	—	—	—	—	—	—		(320)		(320)
Total noninterest expense	28	110	131	269	30	199	(a)	53	(a)	282
Income before taxes	$(28)	$(110)	$(131)	$(269)	$(30)	$(199)		$(373)		$(602)

(a)	The impact on noninterest expense from the notable items reported in 4Q17 was adjusted in 4Q18 for Investment Services and Other with no impact to the reported segment results or in total.

Page - 3

BNY Mellon 4Q18 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Total revenue by line of business:
Asset Servicing	$1,435	$1,458	$1,459	(2)%	(2)%
Pershing	558	558	569	—	(2)
Issuer Services	441	453	352	(3)	25
Treasury Services	328	324	322	1	2
Clearance and Collateral Management	278	264	252	5	10
Total revenue by line of business	3,040	3,057	2,954	(1)	3
Provision for credit losses	6	1	(2)	N/M	N/M
Noninterest expense	2,112	2,030	2,097	4	1
Income before taxes	$922	$1,026	$859	(10)%	7%

Pre-tax operating margin	30%	34%	29%

Foreign exchange and other trading revenue	$163	$161	$168	1%	(3)%
Securities lending revenue	$43	$52	$45	(17)%	(4)%

Metrics:
Average loans	$35,540	$35,044	$38,845	1%	(9)%
Average deposits	$203,416	$192,741	$204,680	6%	(1)%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$33.1	$34.5	$33.3	(4)%	(1)%
Market value of securities on loan at period end (in billions) (b)	$373	$415	$408	(10)%	(9)%

Pershing
Average active clearing accounts (U.S. platform) (in thousands)	6,125	6,108	6,126	—%	—%
Average long-term mutual fund assets (U.S. platform)	$489,491	$527,336	$508,873	(7)%	(4)%
Average investor margin loans (U.S. platform)	$10,921	$10,696	$9,822	2%	11%

Clearance and Collateral Management
Average tri-party collateral management balances (in billions)	$3,181	$2,995	$2,606	6%	22%

(a)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at Dec. 31, 2018, $1.4 trillion at Sept. 30, 2018 and $1.3 trillion at Dec. 31, 2017.

(b)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $58 billion at Dec. 31, 2018, $69 billion at Sept. 30, 2018 and $71 billion at Dec. 31, 2017.

KEY DRIVERS

•
Total revenue increased year-over-year and decreased sequentially. Net interest revenue increased year-over-year in most businesses, primarily driven by higher interest rates. The drivers of fee revenue by line of business are indicated below.

•
Asset Servicing - The year-over-year decrease primarily reflects lower client assets and activity and the unfavorable impact of a stronger U.S. dollar, partially offset by higher net interest revenue. The sequential decrease primarily reflects lower client assets and activity including securities lending, partially offset by higher net interest revenue driven by higher deposit balances.

•	Pershing - The year-over-year decrease primarily reflects the previously disclosed lost business, partially offset by higher clearance volumes and net interest revenue.

•
Issuer Services - The year-over-year increase primarily reflects higher Depositary Receipts revenue driven by corporate actions and higher volumes and a smaller volume increase in Corporate Trust. The sequential decrease primarily reflects seasonality in Depositary Receipts.

•	Treasury Services - Both increases primarily reflect higher payment volumes and net interest revenue.

•	Clearance and Collateral Management - Both increases primarily reflect growth in clearance and collateral management and higher net interest revenue.

•
Noninterest expense increased year-over-year primarily driven by investments in technology, partially offset by the impact of notable items. The sequential increase primarily reflects higher severance expense and investments in technology.

Page - 4

BNY Mellon 4Q18 Earnings Release

INVESTMENT MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Total revenue by line of business:
Asset Management	$660	$704	$738	(6)%	(11)%
Wealth Management	303	311	310	(3)	(2)
Total revenue by line of business	963	1,015	1,048	(5)	(8)
Provision for credit losses	1	(2)	1	N/M	N/M
Noninterest expense	715	701	771	2	(7)
Income before taxes	$247	$316	$276	(22)%	(11)%

Pre-tax operating margin	26%	31%	26%
Adjusted pre-tax operating margin – Non-GAAP (a)	29%	35%	29%

Metrics:
Average loans	$16,485	$16,763	$16,813	(2)%	(2)%
Average deposits	$14,893	$14,634	$11,633	2%	28%

Wealth Management client assets (in billions) (current period is preliminary) (b)	$239	$261	$251	(8)%	(5)%

Changes in AUM (in billions) (current period is preliminary) (c)
Beginning balance of AUM	$1,828	$1,805	$1,824
Net (outflows) inflows:
Long-term strategies:
Equity	(8)	(2)	(6)
Fixed income	(1)	2	(2)
Liability-driven investments	14	16	23
Multi-asset and alternative investments	(2)	2	2
Total long-term active strategies inflows	3	18	17
Index	(11)	(3)	(1)
Total long-term strategies (outflows) inflows	(8)	15	16
Short term strategies:
Cash	(10)	—	(4)
Total net (outflows) inflows	(18)	15	12
Net market impact	(69)	18	47
Net currency impact	(19)	(10)	10
Ending balance of AUM	$1,722	$1,828	$1,893	(6)%	(9)%

(a)
Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for the reconciliation of this Non-GAAP measure. In 1Q18, the adjusted pre-tax operating margin – Non-GAAP for prior periods was restated to include amortization of intangible assets and the provision for credit losses.

(b)	Includes AUM and AUC/A in the Wealth Management business.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

KEY DRIVERS

•	Total revenue decreased year-over-year and sequentially.

•
Asset Management - The year-over-year decrease primarily reflects the impact of net outflows, lower equity markets and the divestiture of CenterSquare. The sequential decrease primarily reflects lower equity markets, partially offset by seasonally higher performance fees. Both decreases also reflect the unfavorable impact of a stronger U.S. dollar (principally versus the British Pound).

•	Wealth Management - Both decreases primarily reflect lower equity markets and net interest revenue.

•	Noninterest expense decreased year-over-year primarily reflecting lower incentive expense and the divestiture of CenterSquare. The sequential increase was primarily driven by higher severance.

Page - 5

BNY Mellon 4Q18 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	4Q18	3Q18	4Q17
Fee revenue (loss)	$29	$7	$(221)
Net securities (losses)	—	—	(26)
Total fee and other revenue (loss)	29	7	(247)
Net interest (expense)	(15)	(13)	(36)
Total revenue (loss)	14	(6)	(283)
Provision for credit losses	(7)	(2)	(5)
Noninterest expense	160	6	135
(Loss) before taxes	$(139)	$(10)	$(413)

KEY DRIVERS

•	Fee revenue increased year-over-year and sequentially primarily reflecting the impact of U.S. tax legislation on our renewable energy investments.

•	Net interest expense decreased year-over-year primarily resulting from the leasing-related adjustments recorded in 4Q17.

•	Noninterest expense increased year-over-year and sequentially primarily reflecting the expenses associated with relocating our corporate headquarters and higher severance.

Page - 6

BNY Mellon 4Q18 Earnings Release

CAPITAL AND LIQUIDITY

Our consolidated capital and liquidity ratios are shown in the following table.

Capital and liquidity ratios	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
Consolidated regulatory capital ratios: (a)(b)
CET1 ratio	10.6%	11.2%	10.3%
Tier 1 capital ratio	12.7%	13.3%	12.3%
Total capital ratio	13.5%	14.1%	13.0%
Tier 1 leverage ratio	6.6%	7.0%	6.4%
SLR	6.0%	6.4%	5.9%
BNY Mellon shareholders’ equity to total assets ratio	11.2%	11.9%	11.1%
BNY Mellon common shareholders’ equity to total assets ratio	10.2%	10.9%	10.1%

Average LCR	118%	121%	118%

Book value per common share (c)	$38.63	$38.45	$37.21
Tangible book value per common share – Non-GAAP (c)	$19.04	$19.35	$18.24
Cash dividends per common share	$0.28	$0.28	$0.24
Common dividend payout ratio	33%	26%	22%
Closing stock price per common share	$47.07	$50.99	$53.86
Market capitalization (in millions)	$45,207	$50,418	$54,584
Common shares outstanding (in thousands)	960,426	988,777	1,013,442

(a)
Regulatory capital ratios for Dec. 31, 2018 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.

(b)
Regulatory capital ratios for Dec. 31, 2017 are presented on a fully phased-in basis. On a transitional basis at Dec. 31, 2017, the CET1 ratio was 10.7%, the Tier 1 capital ratio was 12.7%, the Total capital ratio was 13.4%, the Tier 1 leverage ratio was 6.6% and the SLR was 6.1%.

(c)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for the reconciliation of this Non-GAAP measure.

KEY POINTS

CET1 capital totaled $17.6 billion at Dec. 31, 2018, a decrease of $950 million compared with Sept. 30, 2018. The decrease primarily reflects capital deployed through common stock repurchases and dividend payments, partially offset by capital generated through earnings.

Page - 7

BNY Mellon 4Q18 Earnings Release

NET INTEREST REVENUE

Net interest revenue				4Q18 vs.
(dollars in millions; not meaningful - N/M)	4Q18	3Q18	4Q17	3Q18		4Q17
Net interest revenue	$885	$891	$851	(1)%		4%
Add: Tax equivalent adjustment	4	5	11	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$889	$896	$862	(1)%		3%

Net interest margin	1.24%	1.27%	1.14%	(3	) bps	10	bps
Net interest margin (FTE) – Non-GAAP (a)	1.24%	1.28%	1.16%	(4	) bps	8	bps

Selected average balances:
Cash/interbank investments (b)	$107,425	$102,645	$117,446	5%		(9)%
Trading securities	5,543	4,261	2,723	30		104
Securities	118,904	118,505	120,225	—		(1)
Loans	53,834	53,807	56,772	—		(5)
Interest-earning assets	$285,706	$279,218	$297,166	2%		(4)%

Interest-bearing deposits	$161,663	$148,636	$147,763	9%		9%
Federal funds purchased and securities sold under repurchase agreements (b)	10,980	14,199	20,211	(23)		(46)
Long-term debt	28,201	28,074	28,245	—		—
Other interest-bearing liabilities	20,313	23,251	26,086	(13)		(22)
Interest-bearing liabilities	$221,157	$214,160	$222,305	3%		(1)%
Noninterest-bearing deposits	$58,972	$60,677	$69,111	(3)%		(15)%

Selected average yields/rates: (c)
Cash/interbank investments (b)	2.36%	1.79%	0.98%
Trading securities	2.77	3.05	2.02
Securities	2.31	2.25	1.85
Loans	3.69	3.50	2.60
Interest-earning assets	2.60	2.33	1.65

Interest-bearing deposits	0.86%	0.63%	0.17%
Federal funds purchased and securities sold under repurchase agreements (b)	10.95	5.33	1.83
Long-term debt	3.29	3.17	2.29
Other interest-bearing liabilities	1.76	1.53	0.71
Interest-bearing liabilities	1.75	1.37	0.65

Average cash/interbank investments as a percentage of average interest-earning assets	38%	37%	40%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	21%	22%	23%

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

(b)	Includes the impact of offsetting under enforceable netting agreements.

(c)	Yields/rates include the impact of interest rate hedging activities.
bps – basis points.

KEY DRIVERS

•
Net interest revenue increased year-over-year primarily driven by higher interest rates and a lease-related adjustment recorded in 4Q17, partially offset by lower noninterest-bearing deposits. The sequential decrease was primarily driven by the higher interest rate impact on deposit pricing and the impact of interest rate hedging activities, partially offset by higher deposits. The impact of interest rate hedging activities is primarily offset in foreign exchange and other trading revenue.

Page - 8

BNY Mellon 4Q18 Earnings Release

NONINTEREST EXPENSE

Noninterest expense				4Q18 vs.
(dollars in millions)	4Q18	3Q18	4Q17	3Q18	4Q17
Staff	$1,602	$1,478	$1,628	8%	(2)%
Professional, legal and other purchased services	383	332	339	15	13
Software and equipment	300	262	297	15	1
Net occupancy	196	139	153	41	28
Sub-custodian and clearing	115	106	102	8	13
Distribution and servicing	95	99	106	(4)	(10)
Business development	64	51	66	25	(3)
Bank assessment charges	22	49	53	(55)	(58)
Amortization of intangible assets	35	48	52	(27)	(33)
Other	175	174	210	1	(17)
Total noninterest expense	$2,987	$2,738	$3,006	9%	(1)%

KEY DRIVERS

•
Total noninterest expense decreased 1% year-over-year, or decreased slightly excluding notable items. The impact of the notable items in both periods was substantially the same. Investments in technology were more than offset by lower staff expense, the favorable impact of a stronger U.S. dollar and lower bank assessment charges, primarily due to lower FDIC assessments. The investments in technology are included in staff, professional, legal and other purchased services and software and equipment expenses.

•
The sequential increase in total noninterest expense primarily reflects higher severance expense, expenses associated with relocating our corporate headquarters and investments in technology, partially offset by lower bank assessment charges, primarily due to lower FDIC assessments.

Page - 9

BNY Mellon 4Q18 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Fee and other revenue
Investment services fees:
Asset servicing	$1,126	$1,157	$1,130	$4,608	$4,383
Clearing services	389	383	400	1,578	1,553
Issuer services	286	287	197	1,099	977
Treasury services	139	137	137	554	557
Total investment services fees	1,940	1,964	1,864	7,839	7,470
Investment management and performance fees	893	922	962	3,685	3,584
Foreign exchange and other trading revenue	181	155	166	732	668
Financing-related fees	50	52	54	207	216
Distribution and servicing	35	34	38	139	160
Investment and other income (loss)	47	41	(198)	240	64
Total fee revenue	3,146	3,168	2,886	12,842	12,162
Net securities (losses) gains	—	—	(26)	(48)	3
Total fee and other revenue	3,146	3,168	2,860	12,794	12,165
Operations of consolidated investment management funds
Investment (loss) income	(24)	10	17	(12)	74
Interest of investment management fund note holders	—	—	—	1	4
(Loss) income from consolidated investment management funds	(24)	10	17	(13)	70
Net interest revenue
Interest revenue	1,864	1,634	1,219	6,432	4,382
Interest expense	979	743	368	2,821	1,074
Net interest revenue	885	891	851	3,611	3,308
Total revenue	4,007	4,069	3,728	16,392	15,543
Provision for credit losses	—	(3)	(6)	(11)	(24)
Noninterest expense
Staff (a)	1,602	1,478	1,628	6,145	6,033
Professional, legal and other purchased services	383	332	339	1,334	1,276
Software and equipment	300	262	297	1,062	985
Net occupancy	196	139	153	630	570
Sub-custodian and clearing (b)	115	106	102	450	414
Distribution and servicing	95	99	106	406	419
Business development	64	51	66	228	229
Bank assessment charges	22	49	53	170	220
Amortization of intangible assets	35	48	52	180	209
Other (a)(b)(c)	175	174	210	606	602
Total noninterest expense	2,987	2,738	3,006	11,211	10,957
Income
Income before income taxes	1,020	1,334	728	5,192	4,610
Provision (benefit) for income taxes	150	220	(453)	938	496
Net income	870	1,114	1,181	4,254	4,114
Net loss (income) attributable to noncontrolling interests (includes $11, $(3), $(9), $12 and $(33) related to consolidated investment management funds, respectively)	11	(3)	(6)	12	(24)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	881	1,111	1,175	4,266	4,090
Preferred stock dividends	(49)	(36)	(49)	(169)	(175)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$832	$1,075	$1,126	$4,097	$3,915

(a)
In 1Q18, we adopted new accounting guidance included in Accounting Standards Update 2017-07, Compensation-Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which required the reclassification of the components of pension and other postretirement costs, other than the service cost component. As a result, staff expense increased and other expense decreased. Prior periods have been reclassified.

(b)	Beginning in 1Q18, clearing expense, which was previously included in other expense, was included with sub-custodian expense. Prior periods have been reclassified.

(c)
Beginning in 1Q18, M&I, litigation and restructuring charges are no longer separately disclosed. Expenses previously reported in this line have been reclassified to existing expense categories, primarily other expense.

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BNY Mellon 4Q18 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended			Year-to-date
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$832	$1,075	$1,126	$4,097	$3,915
Less: Earnings allocated to participating securities	5	7	8	27	43
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustment for the calculation of basic and diluted earnings per common share	$827	$1,068	$1,118	$4,070	$3,872

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
(in thousands)
Basic	984,343	999,808	1,024,828	1,002,922	1,034,281
Diluted	988,650	1,003,665	1,030,404	1,007,141	1,040,290

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
(in dollars)
Basic	$0.84	$1.07	$1.09	$4.06	$3.74
Diluted	$0.84	$1.06	$1.08	$4.04	$3.72

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BNY Mellon 4Q18 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis, as a supplement to GAAP information. Tangible common shareholders’ equity excludes goodwill and intangible assets, net of deferred tax liabilities. BNY Mellon believes that the return on tangible common equity measure is an additional useful measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures excluding notable items, including the impact of U.S. tax legislation on our investments in renewable energy and investment securities losses related to the sale of certain securities. Expense measures, excluding notable items, including severance, expenses associated with the consolidating real estate, litigation expense and an asset impairment, are also presented. Litigation expense represents accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Income before tax measures, excluding the notable items mentioned above, as well the estimated net benefit related to U.S. tax legislation and the adjustments to those provisional estimates and other changes, are provided. In addition, operating leverage, operating margins and diluted earnings per share, excluding the notable items impacting revenue, expense and income tax items mentioned above are adjusted to permit investors to view the financial measures on a basis consistent with how management views the businesses.

BNY Mellon has presented the operating margin for the Investment Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. BNY Mellon believes that this measure is useful when evaluating the performance of the Investment Management business relative to industry competitors.

The following table presents the reconciliation of the return on common equity and tangible common equity.

Return on common equity and tangible common equity reconciliation
(dollars in millions)	4Q18	3Q18	4Q17
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$832	$1,075	$1,126
Add: Amortization of intangible assets	35	48	52
Less: Tax impact of amortization of intangible assets	8	11	18
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$859	$1,112	$1,160

Average common shareholders’ equity	$37,886	$38,036	$36,952
Less: Average goodwill	17,358	17,391	17,518
Average intangible assets	3,239	3,283	3,437
Add: Deferred tax liability – tax deductible goodwill (a)	1,072	1,066	1,034
Deferred tax liability – intangible assets (a)	692	699	718
Average tangible common shareholders’ equity – Non-GAAP	$19,053	$19,127	$17,749

Return on common equity (annualized) – GAAP	8.7%	11.2%	12.1%
Return on tangible common equity (annualized) – Non-GAAP	17.9%	23.1%	25.9%

(a)	Deferred tax liabilities for 4Q17 are based on fully phased-in U.S. capital rules.

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BNY Mellon 4Q18 Earnings Release

The following table presents the reconciliation of the book value and tangible book value per common share.

Book value and tangible book value per common share reconciliation	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
(dollars in millions except common shares)
BNY Mellon shareholders’ equity at period end – GAAP	$40,638	$41,560	$41,251
Less: Preferred stock	3,542	3,542	3,542
BNY Mellon common shareholders’ equity at period end – GAAP	37,096	38,018	37,709
Less: Goodwill	17,350	17,390	17,564
Intangible assets	3,220	3,258	3,411
Add: Deferred tax liability – tax deductible goodwill (a)	1,072	1,066	1,034
Deferred tax liability – intangible assets (a)	692	699	718
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$18,290	$19,135	$18,486

Period-end common shares outstanding (in thousands)	960,426	988,777	1,013,442

Book value per common share – GAAP	$38.63	$38.45	$37.21
Tangible book value per common share – Non-GAAP	$19.04	$19.35	$18.24

(a)	Deferred tax liabilities at Dec. 31, 2017 are based on fully phased-in U.S. capital rules.

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin reconciliation - Investment Management business
(dollars in millions)	4Q18	3Q18	4Q17
Income before income taxes – GAAP	$247	$316	$276

Total revenue – GAAP	$963	$1,015	$1,048
Less: Distribution and servicing expense	95	99	107
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP	$868	$916	$941

Pre-tax operating margin – GAAP (a)	26%	31%	26%
Adjusted pre-tax operating margin, net of distribution and servicing expense – Non-GAAP (a)	29%	35%	29%
(a)    Income before taxes divided by total revenue.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about our capital plans, strategic priorities, financial goals, organic growth and efficiency, expenses, deposits, taxes, business opportunities, economic and market impact on our business, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2017 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Jan. 16, 2019, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 4Q18 Earnings Release

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of Dec. 31, 2018, BNY Mellon had $33.1 trillion in assets under custody and/or administration, and $1.7 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Charlie Scharf, Chairman and Chief Executive Officer, and Mike Santomassimo, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EST on Jan. 16, 2019. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 807070, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EST on Jan. 16, 2019. Replays of the conference call and audio webcast will be available beginning Jan. 16, 2019 at approximately 2 p.m. EST through Feb. 15, 2019 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5953533. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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